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                        JOINT VENTURE AGREEMENT

     THIS AGREEMENT, made and entered into in the city of Denver, Colorado by and between LINKS, LTD., hereinafter called "LINKS" wherever the context hereof so requires or admits and; A. W. HOGAN hereinafter called "A.W. HOGAN" wherever the context hereof so requires or admits and; _____________________ hereinafter called "_____________", wherever the context hereof so requires or admits. Executed on this 1st day of SEPTEMBER 1, 1997.

WITNESSES

     WHEREAS, LINKS has exclusive license rights, ideas, plans, concepts on a Software Vending Center of a proprietary nature, and desires to market and administer the sales of this proprietary product called "Kiosk", together with _________________ upon the terms and conditions hereinafter.

     NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, it is agreed as follows:

     1. Plan of Marketing: The parties hereto will provide product sales through the Software Centers located in specific approved retail sites identified in Exhibit "A" hereto attached.


     2. Administration: An office will be maintained in Denver, Colorado and at all times will maintain computerized records of all business transactions of the Joint Ventured products.

     3. Earnings Dispersement: The parties hereto shall divide the profits after expenses in equal percentages and will be dispersed when all product sold have been paid for and within ten days from the date of the closing of the calendar months business.

     4. Equipment Charges: The total price for 10 Software Centers delivered to the approved sites is Five hundred thousand dollars ($500,000.00). (The final equipment to be delivered pursuant to this joint venture agreement may change the price of each Individual Kiosk and will be determined by the final Kiosk capability, i.e., CD Music Disk Duplication and vending capability. However, the total dollar amount will not change but the amount of units delivered may change based on the final price.)

     5. Plan of Payment: The Principal Partner A.W. HOGAN to the Joint Venture Agreement will pay $20,000 at the signing of this agreement. The Principal Partner will sign a promissory note for $430,000 which is the balance owed after the deposit. The note will be debt serviced during the first eighteen months from the earnings in the amount of 80% of the profit after expenses until the note is completely paid.

     6. Tax Credit: LINKS will pass any tax credit that may be applicable under IRC Section 179 to The Principal Partner (A.W. Hogan) to the Joint Venture Agreement.

     7. Location: The location for the Software Center will be at the discretion of LINKS and will be considered a premium location by the standards of previous beta testing that has been completed.

     8. Construction: This agreement and all conditions hereto has been executed in the state of Colorado and shall be construed pursuant to the laws thereof.

     9. Notices: Any notice which any of the parties hereto may desire to serve upon any of the other parties hereto shall be in writing and shall be conclusively deemed to have been received by the party to whom addressed if



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mailed, postage prepaid, United States Registered Mail, to the following addresses:

    __________________________________________________

    __________________________________________________

    __________________________________________________

     10. Modification and Assignment: This agreement may not be amended, modified or assigned, in whole or in part, except by an instrument in writing executed by all of the parties hereto.

     11. Successors in Interest: This agreement shall be binding upon and inure to the benefit of the heirs, successors, representatives and assigns of the parties hereto.

     10. Counterparts: This agreement may be executed in multiple counterparts, each of which shall be deemed a duplicate original.

     11. Integration: This agreement represents the sole agreement of the parties with respect to the subject matter hereof, and all other agreements, written or oral, are hereby revoked

     IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the day and date first hereinbefore set forth

  LINKS, LTD                           A.W. HOGAN

  BY: /s/ D.William Thomas             By:  /s/ A.W. Hogan